UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 2005

                           Netsmart Technologies, Inc.
             (Exact name of Registrant as Specified in its Charter)

        Delaware                       0-21177                   13-3680154
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation                   File No.)            Identification No.)


         3500 Sunrise Highway, Suite D-122, Great River, New York 11739
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (631) 968-2000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

         On April 27, 2005, Netsmart Technologies, Inc. (the "Registrant"), through its subsidiary Creative Socio-Medics Corp., acquired ContinuedLearning, LLC of St. Petersburg, Florida. for $250,000 in cash, 20,000 shares of the Registrant's common stock and potential additional payments of up to $250,000 if certain targets are met. In connection with the asset purchase, the Registrant entered into an employment agreement with
A. Sheree Graves, an owner of Continued Learning under which Ms. Graves is entitled to receive a salary and potential additional payments of up to $300,000 if certain targets are met.

         The Asset Purchase Agreement and the Employment Agreement are filed as
Exhibit 10.1 and 10.2 hereto.


Item 9.01         Financial Statements and Exhibits.

         (c)  Exhibits

10.1 Asset Purchase Agreement dated April 27, 2005 between ContinuedLearning LLC and Creative Socio-Medics Corp.
10.2 Employment Agreement dated April 27, 2005 between Netsmart Technologies, Inc. and A. Sheree Graves


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                                    SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           NETSMART TECHNOLOGIES, INC.

/s/James L. Conway
--------------------------    Chairman, President Chief Executive   May 2, 2005
   James L. Conway            Officer and Director (Principal
                              Executive Officer)



/s/Anthony F. Grisanti
--------------------------    Chief Financial Officer               May 2, 2005
   Anthony F. Grisanti        (Principal Financial and
                              Accounting Officer)